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                                                                EXHIBIT 10.18

                          FORM OF AMENDMENT AGREEMENT

        This Amendment Agreement is dated as of June 30, 1992 by and between Burger King Corporation, a Florida corporation ("BKC"), and BKDA Corporation, a Delaware corporation ("Distributor").

        WHEREAS, BKC and Distributor are parties to the Distribution Agreement dated the date hereof (the "Distributor Agreement") by which Distributor was approved as a distributor of paper goods, restaurant supplies and food products to the Burger King(R) system.

        WHEREAS, BKC and Distributor recognize that the display on Distributor's trailers of BKC owned or licensed trademarks, service marks and associated graphics may provide substantial benefits to each party in that such display may, from BKC's standpoint, provide greater exposure of the Burger King(R) name in the form of "billboard-type" advertising, thus benefiting the Burger King(R) system and, from Distributor's standpoint, such display may generate goodwill from its Burger King(R) restaurant customers thus providing substantial potential benefit to Distributor.

        WHEREAS, Distributor has, pursuant to Paragraph 17 of the Distributor Agreement, requested that BKC consent to the display on Distributor's trailers of certain trademarks and service marks and associated graphics of BKC and, because of the "billboard-type" advertising advantages


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associated therewith, BKC is willing to favorably consider this request.

        WHEREAS, Distributor and BKC now wish to amend the Distributor Agreement to provide the terms and conditions under which Distributor will be permitted to display certain BKC trademarks, service marks and associated graphics strictly for advertising purposes.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, BKC and Distributor hereby agree as follows:

        1. Subject to strict compliance by Distributor with the terms and conditions of this Amendment Agreement, BKC hereby consents to the use by Distributor of the following trademarks, service marks and associated graphics:

                Burger King(R) Bun Halves logo

        2. (a) BKC hereby agrees and consents that Distributor may, for these advertising purposes, place and display the Trademarks upon its trailers, or the trailer portion of its trucks, in any of the locations designated by the "Trademark Size and Location Standards" attached hereto as Exhibit A and made a part hereof. The foregoing notwithstanding, the Trademarks may only appear a maximum of three (3) times on each trailer and shall be in strict compliance with the "Trademark Size and Location Standards"


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and "Authorized Trademark Standards" attached hereto as Exhibit B and made a part hereof (collectively the "Standards").

                (b) Distributor shall cause the following to be printed legibly on all trailers bearing the Trademarks:

                BURGER KING BUN HALVES LOGO is a (R) used with permission from Burger King Corporation.

                (c) BKC hereby agrees and consents that Distributor may also, for these advertising purposes, place and display certain associated graphics ("Graphics") upon its trailer or the trailer portion of its trucks. The Graphics shall be only those which are contained in the BKC listing of currently approved Graphics, which shall be available from BKC to Distributor upon request. BKC reserves the right, in its sole discretion, to add or delete individual Graphics and to designate the manner in which particular individual Graphics may be used for these advertising purposes, including but not limited to the geographic distribution and/or the number of identical Graphics which an individual distributor may display.

                (d) For these advertising purposes, the Trademarks and Graphics shall be applied to the trailer or the trailer portion of the truck in that manner and using that material or standards which BKC may, in its


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sole discretion, designate. In the event that BKC elects to require that the
Trademark and/or Graphics may only be obtained from or installed by one or more approved suppliers, Distributor agrees that it will not utilize an unapproved supplier/installer.

        (e) Because these displays will, in effect, constitute mobile advertising billboards, the Trademarks and Graphics shall, at all times, project an "as new" appearance. In the event the Trademarks and/or Graphics become deteriorated so as to negatively reflect on the Burger King image and its associated advertising, as determined by BKC in its sole discretion, Distributor agrees that it will promptly remove or replace such at Distributor's expense.

        (f) Distributor recognizes that BKC will, in its sole discretion without cause or reason and without liability to Distributor, determine when and if the Trademarks and/or Standards and/or the Graphics equally applicable to all Burger King(R) approved distributors must be changed, altered or revised in order to meet corporate advertising goals and, at such time, BKC can and will require that Distributor either change, alter or revise the Trademarks and/or Graphics as they appear upon its vehicles or, in the alternative, remove the Trademarks and/or Graphics from said vehicles. Distributor agrees that it will not deviate from the

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        Standards without first submitting a written description of the proposed deviation to the Senior Vice President, System Supply Management, BKC and receiving the prior written consent to such deviation.

                Distributor agrees that no other identification, trademarks, or other advertisements including but not limited to Distributor's corporate name, will appear on the trailer in conjunction with the Burger King(R) Trademarks and any associated Graphics. Distributor further agrees that it will prominently place its corporate name on the tractor portion of the truck. Distributor shall take all additional steps which are necessary and proper to advise the general public that it is an independent contractor and is not an agent, partner, joint venturer or employee of BKC and will further act in accordance with all applicable governmental regulations.

                (g) Distributor shall not place any other graphics, signage or indicia on any trailer bearing the Trademarks without the prior written consent of BKC.

           3. Distributor agrees that vehicles upon which the Trademarks and any Graphics are placed will not be used to pick up products from suppliers or other parties where those products relate to end users other than the Burger King system or to deliver products to any location other than Burger King(R) Restaurants.


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        4. Distributor agrees that it will make no usage whatsoever of the
Trademarks or any Graphics other than for the advertising purposes identified in paragraph 2 above or otherwise in the Distributor Agreement.

        5. This consent by BKC shall be for a period dating from the date set forth on the first page through a period coterminous with the Distributor Agreement. In the event of default by Distributor of the terms and conditions contained in this Amendment Agreement or in the Distributor Agreement, BKC may withdraw this consent immediately upon delivery to Distributor of notice of such withdrawal. Upon withdrawal of this consent, Distributor shall take all steps necessary to promptly remove the Trademarks and/or Graphics from its truck.

        6. The parties agree that Paragraph 12 of the Distributor Agreement shall be and is hereby amended to read as follows:

        "12. Distributor agrees to maintain, during the entire term of the Agreement, commercial general liability coverage, including products liability and contractual liability, in the minimum amount of $5,000,000 combined single limit per occurrence and also to maintain, during the entire term of the Agreement, auto liability insurance in the minimum amount of $5,000,000 combined single limit per occurrence. Distributor shall promptly provide BKC with certificates of insurance evidencing such coverage and naming BKC, its parent and subsidiaries as additional insureds. Each certificate shall indicate that the coverage represented thereby shall not be cancelled nor modified until at least ten (10) days prior written notice has been given to BKC."



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        7. Distributor and BKC acknowledge that each is an independent contractor and neither is an agent, partner, joint venturer nor employee of the other. The parties intend only that this agreement create mutual benefits arising from the greater exposure to the public of BKC Trademarks and Graphics and potential associated goodwill to the Distributor from its customers. The parties specifically disclaim any and all intention to directly or indirectly create a franchise relationship or any type of similarly defined relationship. Distributor is not a franchisee of BKC. Distributor shall have no authority to bind or otherwise obligate BKC in any manner nor shall Distributor represent to anyone that it has a right to do so.

        8. Distributor agrees that a breach of this Amendment Agreement shall constitute a breach of the Distributor Agreement by which BKC may, pursuant to the terms of Paragraph 18 of the Distributor Agreement, terminate both the Amendment Agreement and the Distributor Agreement.

        9. This Amendment Agreement shall become valid when executed and accepted by BKC in Miami, Florida. BKC and Distributor agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida. BKC and Distributor acknowledge and agree


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that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 11th Judicial Circuit in and for Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Amendment Agreement and/or the Distributor Agreement and BKC and Distributor further agree that, in the event of litigation arising out of or in connection with these agreements in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

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        IN WITNESS WHEREOF, BKC and Distributor have executed this Amendment
Agreement on the date first above written.


WITNESSES:                              BURGER KING CORPORATION


                                        By:
- ------------------------------              ------------------------------
                                            Vice President


                                        Attest:
- ------------------------------                  --------------------------
                                                Assistant Secretary

                                                  (Corporate Seal)


WITNESSES:                              BKDA CORPORATION


- ------------------------------              ------------------------------
                                                        (Name)


                                        By:
- ------------------------------              ------------------------------

                                        Its:
                                             -----------------------------

                                        Attest:
                                                --------------------------

                                        Its:
                                             -----------------------------

                                                  (Corporate Seal)


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                                   EXHIBIT A

                   [Picture of Trucks with Burger King Logo]

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                                   EXHIBIT A

                    [Picture of Truck with Burger King Logo]

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                                   EXHIBIT A

             [Picture of Truck with Burger King Skateboard Graphic]

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                                   EXHIBIT A

                  [Picture of Truck with Hamburger Pictorial]

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                                   EXHIBIT A

                    [Picture of Truck with Burger King Logo]

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                                   EXHIBIT B

                    [Picture of Burger King Bun Halves Logo]


4. TRADEMARK GUIDELINES


Primary Company Logotype
The Bun Halves Logo is the primary logotype for Burger King Corporation. The bold graphic forms provide the most highly visible and recognized identity for the Company.

Authorized Graphic Design
The authorized Bun Halves Logo must consist of the stylized buns and typeface as shown.

Authorized Colors
BURGER KING must appear in PMS #185 (red). The bun halves must appear in PMS #123 (orange). *Where color is not available, black or reversed in white is permissible.

Legal Definition and Usage
In addition to its functions as trademark and service mark the Bun Halves Logo acts as an endorsement by Burger King Corporation of every product, service, communication or other representation of the Company.

Trademark -- Use with [Registered Mark] on packaging for and advertising in connection with hamburger sandwiches and soft drinks of all varieties.

Service Mark -- Use with [Registered Mark] for every phase of restaurant service-for example, signage, menus, advertising, cups, wrappers, etc.

Other -- The logo may not be used on specialty items (such as pens, jewelry, clothing and sporting articles) unless such use has prior written approval by the Law Department. When so used on goods for which it is not registered, it should have "TM" affixed.






* Exception: In order to facilitate restaurant service, condiment packages are color coded. Catsup packets, PMS #185 (red). Mustard packets, in PMS #123 (orange). Relish packets, in PMS #347 (green). Salt packets, in PMS #123 (orange). Additionally, the packages of ICI BRR GRR frozen dessert carry the Bun Halves Logo, and each is color coded according to its flavor.